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                                                                  Exhibit 10.23

                  AMENDMENT TO STOCK PURCHASE PLEDGE AGREEMENT

      This Amendment to Stock Purchase Pledge Agreement (this "AMENDMENT") is made as of the 12th day of June, 2002, by and between Advancis Pharmaceutical Corporation, a Delaware corporation ("PLEDGEE") and Edward M. Rudnic, Ph.D. ("PLEDGOR"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to those terms in the Pledge Agreement (as defined below).

      WHEREAS, Pledgor previously executed that certain Stock Purchase Pledge Agreement dated October 15, 2001 (the "PLEDGE AGREEMENT") for the benefit of Pledgee and pursuant to which Pledgor pledged and granted to Pledgee a security interest in the Pledged Collateral, including 420,000 shares of Common Stock (the "PLEDGED SHARES"), and Pledgor agreed to not sell or otherwise dispose of the Pledged Shares;

      WHEREAS, Pledgor subsequently entered into an Amendment to Option Grant Agreement and Stock Purchase Pledge Agreement dated February 13, 2002 pursuant to which Pledgor gave Pledgee certain repurchase rights with respect to 100,000 of the Pledged Shares (the "REPURCHASE SHARES") in which Pledgee has not vested under the terms of the Stock Option Notice and Stock Option Grant Agreement (Form 2A) dated April 24, 2001 between Pledgee and Pledgor;

      WHEREAS, Pledgor and Pledgee desire to amend the Pledge Agreement to allow Pledgor to transfer a limited number of the Pledged Shares, other than the Repurchase Shares, to certain of his family members or entities for each such person's benefit.

      NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Transfers. Notwithstanding anything in the Pledge Agreement to the contrary, Pledgor shall have the right to transfer 200,000 Pledged Shares that are not also Repurchase Shares to: (a) Pledgor's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, or any persons sharing the Stockholder's household (other than a tenant or employee of Pledgor) ("FAMILY MEMBERS"), (b) a trust in which Family Members have more than 50% of the beneficial interest, (c) a foundation in which Family Members (or Pledgor) control the management of assets, or (d) any other entity in which Family Members (or Pledgor) own more than 50% of the voting interests; provided that the transferred Pledged Shares remain subject to the Pledge Agreement and provided further that no such transfers of the Pledged Shares are made for value. A transfer under a domestic relations order in settlement of marital property rights and a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or Pledgor) in exchange for an interest in that entity shall not be treated as transfers for value.

      2. Amendments. Except as explicitly provided in this Amendment, there are no changes or amendments to the Pledge Agreement. All provisions contained in the Pledge Agreement that are not explicitly amended hereby are and shall remain in full force and effect.


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In the event of any conflict between the provisions of this Amendment and the provisions of the Pledge Agreement, the provisions of this Amendment shall control.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                 ADVANCIS PHARMACEUTICAL CORPORATION


                                 By:      /s/ James Isbister
                                      ----------------------------------
                                      James D. Isbister
                                      Chairman of the Board

                                 STOCKHOLDER

                                          /s/ Edward M. Rudnic
                                      ----------------------------------
                                      Edward M. Rudnic, Ph.D.


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